Exhibit 10.2

PROMISSORY NOTE

US $1,750,000.00	December 18, 2025

FOR VALUE RECEIVED, Safe & Green Holdings Corp., a Delaware corporation (the “Maker”), promises to pay to Daniel Kroft (the “Holder”) or to his order, in lawful money of the United States of America, in cash or immediately available funds acceptable to the Holder thereof, principal in the amount of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($1,750,000.00) (the “Principal”), in accordance with the terms, conditions and provisions hereinafter set forth in this promissory note (the “Note”). Each of Maker and Holder may hereinafter be individually designated as a “Party” and may be collectively designated as the “Parties”.

1. Interest

For the first six months, the Note shall accrue no interest. Commencing on April 15, 2026, the Note shall accrue interest at a rate of five percent (5%) per annum (the “Applicable Rate”) and shall be calculated on a 360-day calendar year.

2. Payments

Maker will make installment payments of principal and interest in the amount of Two Hundred Thousand Dollars ($200,000), with the first payment due on April 15, 2026, and continuing quarterly for twenty-four (24) months until the Maturity Date, when all outstanding principal and interest shall be due in full. For the avoidance of doubt, payments of $200,000 will be due and payable on July 15, 2026, October 15, 2026, January 15, 2027, April 15, 2027, July 15, 2027, October 15, 2028, and January 15, 2028, and a final payment of any remaining Principal and Interest due and payable on April 15, 2028. All payments made hereunder from or on account of Maker shall be applied by the Holder first, to pay expenses and costs before application to interest; second, to pay interest due, owing or accrued; and third, to pay the outstanding Principal balance. Payments that are due on a day that is not a business day shall be made on the next succeeding business day, and any such extension of time shall be included in computing interest and shall be payable in connection with such payment; “business day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks in the state of Delaware are authorized or required by law to close.

3. Maturity Date

The entire unpaid Principal balance, and all unpaid late fees and interest thereof, shall be due and payable by April 15, 2028, or upon the earlier maturity hereof, whether by acceleration or otherwise (the “Maturity Date”).

4. Prepayment

The Maker may prepay all or any portion of the Principal amount of this Note without penalty.

5. Maker Remedies

In the event that the Holder terminates its employment/contractor relationship with the Maker prior to the expiration of the initial term of such employment/contractor relationship other than for Good Reason as defined below, or if the Holder’s employment/contractor relationship is terminated by the Maker “for cause”, and the Principal and/or Interest is not yet paid in full, then the remaining balance owed under this Note, including but not limited to any and all payments due and owing pursuant to Section 2 herein, shall be extinguished and reduced to zero and no further payments of principal, interest, or otherwise, shall be owed to the Holder.

For the purposes of this Note, “Good Reason” means the Maker’s or its affiliate’s material breach of Holder’s employment/contractor agreement/offer letter dated December 15, 2025 (the “employment letter”).

6. Offsets / Deductions

(a)	All payments under the Note shall be made by Maker without any offset, decrease, reduction, or deduction of any kind or nature whatsoever (unless otherwise required by law or court order issued by a court of competent jurisdiction), including, but not limited to, any decrease, reduction, or deduction for, or on account of, any offset, withholdings, present or future taxes, present or future reserves, imposts or duties of any kind or nature that are imposed or levied by or on behalf of any government and/or taxing agency, body or authority by or for any municipality, state, or nation.

(b)	If at any time any payment received by Holder hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

7. Representations and Warranties

The Maker hereby represents and warrants to Holder on the date hereof as follows:

(a)	Existence. The Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

(b)	Power and Authority. The Maker has the requisite power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder and thereunder.

(c)	Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

(d)	No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

(e)	No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Maker or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Maker may be bound.

(f)	Enforceability. The Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8. Events of Default

The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a)	Failure to Make Required Payments. Failure by the Maker to pay any part of the Principal or interest amount due pursuant to the Note within five (5) business days of the date due.

(b)	Bankruptcy. Maker’s assignment for the benefit of creditors, admitting in writing its inability to pay its debts as they become due, the filing of a voluntary petition for bankruptcy, Maker’s filing any petition or answer seeking for itself any reorganization, readjustment, dissolution or similar relief under any present or future statute, law, or regulation, or Maker’s filing of any answer admitting the material allegations of a petition filed against the Maker in any such proceeding.

(c)	Breach of Representations and Warranties. Any representation or warranty made by the Maker to Holder herein or in that certain Stock Purchase Agreement, dated as of December 15, 2025 by and among the Maker, the Holder, and Giant (the “Purchase Agreement”) is incorrect in any material respect on the date as of which such representation or warranty was made.

(d)	Breach of Covenants. The Maker fails to observe or perform any material covenant, obligation, condition, or agreement contained in this Note and such failure continues for 30 days after written notice to the Maker.

9. Remedies

Upon the occurrence of any Event of Default under Section 7, Holder may, upon written notice to Maker:

(a)	declare the entire unpaid Principal and any accrued and unpaid interest on the Note immediately due and payable in full, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Maker;

(b)	immediately and without expiration of any further grace period, enforce payment of all amounts due and owing under the Note; and/or

(c)	exercise all of its rights, powers, or remedies under the Purchase Agreement or applicable law remedies granted to it at law, in equity or otherwise.

Upon the occurrence of an Event of Default described in Section 7(a), Holder may, upon written notice (email being acceptable) to Maker (each, a “Warrant Notice”), require the Maker to issue to the Holder, within ten (10) business days following the date of the Warrant Notice, Warrants in substantially the form attached hereto as Exhibit A (the “Warrants”) to purchase a number of shares of the Maker’s common stock (the “Warrant Shares”) equal to the amount of the payment that is in default divided by the 10-day VWAP as of the close of business on the business day prior to the date of the issuance of the Warrants. For purposes of this Agreement, “VWAP” shall mean the daily volume weighted average price of the Maker’s common stock for the ten trading days immediately preceding the date of the issuance of the Warrants. The exercise price of the Warrants shall be $0.001 per Warrant Share. Unless otherwise agreed between the Holder and the Maker in writing, the Warrants may be exercised in whole or in part at any time prior to their expiration pursuant to the terms of the Warrants

Upon the occurrence of an Event of Default described in Section 7(b) above, the Note and the principal then outstanding, together with accrued interest thereon and all fees and the other obligations of Maker accrued hereunder and under the Note, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Maker.

10. Default Rate

Maker shall pay interest on all overdue obligations hereunder, which shall include all obligations following an acceleration pursuant to Section 7 (including an automatic acceleration), at all times equal to the Applicable Rate plus ten percent (10%) (the “Default Rate”) to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

11. Collections

If Holder retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, in any lawsuit or in any reorganization, bankruptcy or other proceeding and whether or not any legal action shall be instituted to enforce this Note, or if Maker sues Holder in connection with this Note and does not prevail, then Maker agrees to pay to Holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by Holder or in any such suit or proceeding, including, but not limited to, attorneys’ fees.

12. Unconditional Liability

Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. MAKER SEVERALLY WAIVES AND RELINQUISHES PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. MAKER WAIVES AND RELINQUISHES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, AND EXEMPTION NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE.

13. Governing Law; Submission to Jurisdiction

(a)	This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the state of Delaware applicable therein, and the parties hereby submit to the exclusive jurisdiction of the state courts of Delaware.

(b)	MAKER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO IT SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST IT FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. MAKER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14. Dispute Resolution

If a dispute arises out of or relates to this Note, or the alleged breach thereof, and if the dispute is not settled through negotiation, the Parties agree to try in good faith to settle the dispute by mediation within thirty (30) business days administered under the Delaware Mediation Rules, with a mediator mutually agreed upon by the Parties. If the Parties are unable to resolve such dispute through mediation, they may pursue any and all legal remedies in any court of competent jurisdiction.

15. Communications

All notices, consents and other communications given under this Note shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by a recognized overnight courier to the Party for whom intended; (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to the Party for whom intended; or (c) when successfully transmitted by email (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the Party for whom intended, at the email address or for such Party set forth below, or to such other address as may be furnished by such Party by notice in the manner provided herein; provided, however, that any notice of change of address or shall be effective only on receipt.

If to the Maker:

Safe & Green Holdings Corp.

Attn: Mike McLaren

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

MMclaren@safeandgreenholdings.com

If to the Holder:

Daniel Kroft

2045 Biscayne Blvd.

Suite 211

Miami, FL 33127

dkroft@giantcontainers.com

16. Severability

In the event that any provision of this Note is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Note shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

17. Assigns

No assignment or transfer of this Note or any rights or obligations hereunder may be made by any Party hereto (by operation of law or otherwise) without the prior written consent of the other Party hereto; provided, however, that upon the sale of all or substantially all of the assets and business of the Maker to another party, or upon the merger or consolidation of the Maker with another corporation, and subject to the other provisions hereof, this Note shall inure to the benefit of, and be binding upon, both the Maker and he party purchasing such assets, business and goodwill, or surviving such merger or consolidation. Any attempted assignment or transfer by Maker without Holder’s consent shall be null and void.

18. Construction

The headings contained in this Note are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References to Sections are to the sections of this Note. The use of masculine or feminine pronouns, may imply any gender.

19. Survival

The provisions of this Note that, by express terms of this Note, will not be fully performed during the Term of this Note, shall survive the termination of this Note to the extent applicable.

20. WAIVERS

MAKER HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NEITHER HOLDER NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT HOLDER HAS BEEN INDUCED TO ENTER INTO NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

21. Relationship of the Parties

Notwithstanding any prior business or personal relationship between Maker and Holder, or any officer, director or employee of Holder, that may exist or have existed, the relationship between Maker and Holder is solely that of debtor and creditor, Holder has no fiduciary or other special relationship with Maker, Maker and Holder are not partners or joint venturers, and no term or condition hereof shall be construed so as to deem the relationship between Maker and Holder to be other than that of debtor and creditor.

22. Time is of the Essence

Time is of the essence with respect to all provisions of this Note.

23. ENTIRE AGREEMENT

THIS NOTE AND THE PURCHASE AGREEMENT CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS NOTE MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the Effective Date.

MAKER:

Safe & Green Holdings Corp.,
A Delaware corporation

By:	/s/ Michael McLaren
Name:	Michael McLaren
Title:	CEO
Date:	12/18/2025

EXHIBIT A

FORM OF COMMON STOCK PURCHASE WARRANT